EXHIBIT 5.1

333 West Wolf Point Plaza
Chicago, Illinois 60654

(312) 862-2000	Facsimile:
(312) 862-2200
www.kirkland.com

June 4, 2025

John Deere Receivables LLC P.O. Box 5328 Madison, Wisconsin 53705-0328 John Deere Capital Corporation P.O. Box 5328 Madison, Wisconsin 53705-0328
Re:	John Deere Receivables LLC Registration Statement on Form SF-3 (No. 333-[__])

We have acted as special counsel to John Deere Receivables LLC, a Nevada limited liability company (the “Depositor” or the “Registrant”), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the form of prospectus described therein, the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission in connection with the registration by the Depositor of Asset Backed Notes (the “Notes”).

The Registration Statement contains a prospectus (the “Prospectus”) pertaining to offerings by the Depositor of Notes issued by Trusts (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.

As described in the Prospectus, the Notes issued pursuant to the related prospectus will be issued in series. Each series of Notes will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and an Owner Trustee to be specified in the related prospectus. Each series of Notes issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be issued pursuant to an Indenture (each, an “Indenture”) by and between such Trust and an Indenture Trustee to be specified in the related prospectus. The certificate representing the beneficial equity interest in any trust will be issued pursuant to a Trust Agreement.

Beijing         Chicago          Hong Kong          Houston          London          Los Angeles          Munich          Palo Alto          San Francisco          Shanghai          Washington, D.C.

John Deere Receivables LLC

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinions hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture, (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iii) the form of Sale and Servicing Agreement among John Deere Capital Corporation, as servicer, the Depositor and the related Trust, (iv) the form of Purchase Agreement between the Servicer and the Depositor, (v) the form of Administration Agreement among the related Trust, the related Indenture Trustee and John Deere Capital Corporation, as administrator, and (vi) the form of Asset Representations Review Agreement among the related Trust, the Servicer and the related Asset Representations Reviewer (collectively, the documents described in the foregoing clauses (i) through (vi) are referred to herein as the “Operative Documents”). We have examined such other documents and such matters of law and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

On the basis of the foregoing and on the basis of our examination of the Depositor’s Certificate of Formation and Limited Liability Company Agreement, and a review of a Certificate of the Secretary of State of the State of Nevada as to the good standing of the Depositor, it is our opinion that:

(i)	The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Nevada; and

(ii)	With respect to the Notes of any series issued by any Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by the Depositor’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and remain in full force and effect, (iv) the Trust Certificate for the related Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware and the Trust Certificate remains in full force and effect, (v) the related Indenture has been, and remains, duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by the related Trust and authenticated by the Indenture Trustee and sold by the Depositor, all in accordance with the terms and conditions of the related Operative Documents and in the manner

John Deere Receivables LLC

described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the related Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, and such Notes will be binding obligations of the related Trust in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the Nevada Revised Statutes Chapter 86 Limited-Liability Companies, Limited Liability Company Act and the Delaware Statutory Trust Act, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the caption “Legal Opinions”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP